Exhibit 10.3
INTEL CORPORATION
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
1.Terms of Restricted Stock Unit. This Restricted Stock Unit Agreement, including any appendix attached hereto (this Restricted Stock Unit Agreement and such appendix, together, this “Agreement”), the Restricted Stock Unit Notice of Grant delivered online by logging into the E*TRADE Financial Corporation website (the “Notice of Grant”) and the Intel Corporation 2006 Equity Incentive Plan (the “2006 Plan”), as such may be amended from time to time, constitute the entire understanding between you and Intel Corporation (the “Corporation”) regarding the Restricted Stock Units (“RSUs”) identified in your Notice of Grant. The RSUs granted to you are effective as of the grant date set forth in the Notice of Grant (the “Grant Date”). If there is any conflict between the terms in this Agreement and the 2006 Plan, the terms of the 2006 Plan will control. Capitalized terms not explicitly defined in this Agreement or in the Notice of Grant but defined in the 2006 Plan will have the same definitions as in the 2006 Plan.
2.Acceptance. If you are instructed by the administrators of the 2006 Plan to accept this Agreement  and you fail to do so in the manner specified by the administrators within 180 days of the Grant Date, the RSUs identified in your Notice of Grant will be cancelled, except as otherwise determined by the Corporation in its sole discretion.
3.Vesting of RSUs. Provided that you remain continuously employed by the Corporation or a Subsidiary from the Grant Date specified in the Notice of Grant through each vesting date specified in the Notice of Grant, the RSUs allocated to each vesting date will vest and be converted into the right to receive the number of shares of the Corporation’s Common Stock, $.001 par value (the “Common Stock”), except as otherwise provided in this Agreement. If a vesting date falls on a weekend or any other day on which the Nasdaq Global Select Market (“Nasdaq”) is not open, affected RSUs will vest on the next following Nasdaq business day. The number of shares of Common Stock into which RSUs convert as specified in the Notice of Grant will be adjusted for stock splits and similar matters as specified in and pursuant to the 2006 Plan.
RSUs will vest to the extent provided in and in accordance with the terms of the Notice of Grant and this Agreement. If your status as an Employee terminates for any reason except death, Disablement (defined below) or Retirement (defined below), prior to the vesting dates set forth in your Notice of Grant, your unvested RSUs will be cancelled.
4.Conversion into Common Stock. Shares of Common Stock will be issued or become free of restrictions as soon as practicable following vesting of the RSUs, provided that you have satisfied your tax withholding obligations as specified under Section 10 of this Agreement and you have completed, signed and returned any documents and taken any additional action that the Corporation deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. The shares of Common Stock will be issued in your name (or may be issued to your executor or personal representative, in the event of your death or Disablement), and may be effected by recording shares on the stock records of the Corporation or by crediting shares in an account established on your behalf with a brokerage firm or other custodian, in each case as determined by the Corporation. In no event will the Corporation be obligated to issue a fractional share.
Notwithstanding the foregoing, (i) the Corporation will not be obligated to deliver any shares of the Common Stock during any period when the Corporation determines that the conversion of a RSU or the delivery of shares hereunder would violate any laws of the United States or your country of residence and/or employment and/or may issue shares subject to any restrictive legends that, as determined by the Corporation’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Corporation such time as it determines appropriate to address tax withholding and other administrative matters.
5.Suspension or Termination of RSU for Misconduct. If at any time the Committee of the Board of Directors of the Corporation established pursuant to the 2006 Plan (the “Committee”), including any Subcommittee or “Authorized Officer” (as defined in Section 8(b)(vi) of the 2006 Plan) notifies the Corporation that they reasonably believe that you have committed an act of misconduct as described in Section 8(b)(vi) of the 2006 Plan (embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, an unauthorized disclosure of any Corporation trade secret or confidential information, any conduct constituting unfair competition, inducing any customer to breach a contract with the Corporation or inducing any principal for whom the Corporation acts as agent to terminate such agency relationship), the vesting of your RSUs may be suspended pending a determination of whether an act of misconduct has been committed. If the Corporation determines that you have committed an act of misconduct, all RSUs not vested as of the date the Corporation was notified that you may have committed an act of misconduct will be cancelled and neither you nor any beneficiary will be entitled to any claim with respect to the RSUs whatsoever. Any determination by the Committee or an Authorized Officer with respect to the foregoing will be final, conclusive, and binding on all interested parties.
6.Termination of Employment. Except as expressly provided otherwise in this Agreement, if your employment by the Corporation or any Subsidiary terminates for any reason, whether voluntarily or involuntarily, other than on account of death, Disablement (defined below) or Retirement (defined below), all RSUs not then vested will be cancelled on the date of employment termination, regardless of whether such employment termination is as a result of a divestiture or otherwise. For purposes of this Section 6, your employment with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Corporation or a Subsidiary is a party will be considered employment for purposes of this provision if either (a) the entity is designated by the Committee as a Subsidiary for purposes of this provision or (b) you are specifically designated as an employee of a Subsidiary for purposes of this provision.
For purposes of this provision, your employment is not deemed terminated if, prior to 60 days after the date of termination from the Corporation or a Subsidiary, you are rehired by the Corporation or a Subsidiary on a basis that would make you eligible for future Intel RSU grants. In addition, your transfer from the Corporation to any Subsidiary or from any one Subsidiary to another, or from a Subsidiary to the Corporation is not deemed a termination of employment.
7.Death. Except as expressly provided otherwise in this Agreement, if you die while employed by the Corporation or any Subsidiary, your RSUs will become 100% vested.
8.Disablement. Except as expressly provided otherwise in this Agreement, if your employment terminates as a result of Disablement, your RSUs will become 100% vested upon the later of the date of your termination of employment due to your Disablement or the date of determination of your Disablement.
For purposes of this Section 8, “Disablement” will be determined in accordance with the standards and procedures of the then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, and in the event you are not a participant in a then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, “Disablement” will have the same meaning as disablement is defined in the Intel Long Term Disability Plan, which is generally a physical condition arising from an illness or injury, which renders an individual incapable of performing work in any occupation, as determined by the Corporation.
9.Retirement. For purposes of this Agreement, “Retirement” will mean either Standard Retirement (as defined below) or the Rule of 75 (as defined below). Upon your Retirement, vesting of your RSUs will be accelerated to the extent provided in Section 9(a) or Section 9(b) below (but not to the extent provided under both provisions together), whichever results in the greater number of RSUs vesting:
(a)If you retire at or after age 60 (“Standard Retirement”), then all RSUs that were scheduled to vest within a number of whole years from the date of your Retirement determined by dividing the number of years that you have been employed by the Corporation and its Subsidiaries (measured in complete, whole years) by five (5), rounded down to the nearest whole number of years, will vest as of the date of your Retirement. No vesting acceleration will occur for any periods of employment of less than five (5) years; or
(b)If, when you terminate employment with the Corporation and its Subsidiaries, your age plus years of service (in each case measured in complete, whole years) equals or exceeds 75 (“Rule of 75”), then all RSUs that were scheduled to vest within one year of the date of your Retirement will vest as of the date of your Retirement.
(c)Notwithstanding the foregoing, if there has been a change in the Applicable Law or the Corporation becomes aware of a legal judgment and/or legal development in the jurisdiction(s) applicable to you that likely would result in the favorable treatment that applies to the RSUs when you attain age 60, 75 and/or in the event of your Retirement being deemed unlawful and/or discriminatory, the provisions of this Section 9 regarding the treatment of the RSUs when you attain age 60, 75 and/or in the event of your Retirement shall not be applicable to you.

10.Tax Withholding.
(a)To the extent RSUs are subject to tax withholding obligations, the taxable amount generally will be based on the Market Value on the date of the taxable event. RSUs are taxable in accordance with the existing or future tax laws of the country or countries in which you are subject to tax such as the country or countries in which you reside and/or are employed on the Grant Date, vest dates, or during the vesting period. Your RSUs may be taxable in more than one country, based on your country of citizenship and/or the countries in which you resided or were employed on the Grant Date, vest date or during the vesting or other relevant period.
(b)You will make arrangements satisfactory to the Corporation (or the Subsidiary that employs you, if your Subsidiary is involved in the administration of the 2006 Plan) for the payment and satisfaction of any income tax, social security tax, payroll tax, social taxes, applicable national or local taxes, or payment on account of other tax related to withholding obligations that arise by reason of granting or vesting of RSUs or sale of Common Stock shares from vested RSUs (whichever is applicable).
(c)The Corporation will not be required to issue or lift any restrictions on shares of the Common Stock pursuant to your RSUs or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied.
(d)Unless provided otherwise by the Committee, these obligations will be satisfied by the Corporation withholding a number of shares of Common Stock that would otherwise be issued under the RSUs that the Corporation determines has a Market Value sufficient to meet the tax withholding obligations. In the event that the Committee provides that these obligations will not be satisfied under the method described in the previous sentence, you authorize E*TRADE Financial Corporate Services, Inc. and E*TRADE Securities LLC (“E*Trade”), or any successor plan administrator, to sell a number of shares of Common Stock that are issued under the RSUs, which the Corporation determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and to pay such tax withholding to the Corporation for remittance to the appropriate tax authorities. The shares may be sold as part of a block trade with other participants of the 2006 Plan in which all participants receive an average price. For this purpose, "Market Value" will be calculated as the average of the highest and lowest sales prices of the Common Stock as reported by Nasdaq on the day your RSUs vest. The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty.
(e)You are ultimately liable and responsible for all taxes owed by you in connection with your RSUs, regardless of any action the Corporation takes or any transaction pursuant to this Section 10 with respect to any tax withholding obligations that arise in connection with the RSUs. The Corporation makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the RSUs or the subsequent sale of any of the shares of Common Stock underlying the RSUs that vest. The Corporation does not commit and is under no obligation to structure the RSU program to reduce or eliminate your tax liability.
11.Rights as Stockholder. Your RSUs may not be otherwise transferred or assigned,

pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and may not be subject to execution, attachment or similar process. Any attempt to transfer, assign, hypothecate or otherwise dispose of your RSUs other than as permitted above, will be void and unenforceable against the Corporation.
You will have the rights of a stockholder only after shares of the Common Stock have been issued to you following vesting of your RSUs and satisfaction of all other conditions to the issuance of those shares as set forth in this Agreement. RSUs will not entitle you to any rights of a stockholder of Common Stock and there are no voting or dividend rights with respect to your RSUs. RSUs will remain terminable pursuant to this Agreement at all times until they vest and convert into shares. As a condition to having the right to receive shares of Common Stock pursuant to your RSUs, you acknowledge that unvested RSUs will have no value for purposes of any aspect of your employment relationship with the Corporation or a Subsidiary.
12.Disputes. Any question concerning the interpretation of this Agreement, your Notice of Grant, the RSUs or the 2006 Plan, any adjustments required to be made thereunder, and any controversy that may arise under this Agreement, your Notice of Grant, the RSUs or the 2006 Plan will be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion. Such decision by the Committee will be final and binding unless determined pursuant to Section 15(e) to have been arbitrary and capricious.
13.Amendments. The 2006 Plan and RSUs may be amended or altered by the Committee or the Board of Directors of the Corporation to the extent provided in the 2006 Plan.
14.Data Privacy. You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document and any other RSU grant materials (“Data”) by and among, as applicable, the Corporation, the Subsidiary that employs you (the “Employer”) and any other Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the 2006 Plan.
You hereby understand that the Corporation holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, administering and managing the 2006 Plan. You hereby understand that Data will be transferred to E*TRADE Financial Corporate Services, Inc. and E*TRADE Securities LLC (“E*Trade”) and any other third parties assisting in the implementation, administration and management of the 2006 Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You hereby understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Corporation, E*Trade and any other possible recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the exclusive purpose of implementing, administering and managing your participation in the 2006 Plan, including any requisite transfer of such Data as may be required to another broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under your RSUs. You hereby understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the 2006 Plan. You hereby understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.
Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Corporation would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you hereby understand that refusing or withdrawing your consent may affect your ability to participate in the 2006 Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you hereby understand that you may contact the human resources representative responsible for your country at the local or regional level.
Finally, upon request of the Corporation or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents) that the Corporation and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the 2006 Plan in compliance with the data privacy laws in your country, either now or in the future.  You understand and agree that you will not be able to participate in the 2006 Plan if you fail to provide any such consent or agreement requested by the Corporation and/or the Employer.
15.The 2006 Plan and Other Terms.
(a)Any prior agreements, commitments or negotiations concerning the RSUs are superseded by this Agreement and your Notice of Grant. You hereby acknowledge that a copy of the 2006 Plan has been made available to you.
(b)The grant of RSUs to an employee in any one year, or at any time, does not obligate the Corporation or any Subsidiary to make a grant in any future year or in any given amount and should not create an expectation that the Corporation or any Subsidiary might make a grant in any future year or in any given amount.
(c)Notwithstanding any other provision of this Agreement, if any changes in law or the financial or tax accounting rules applicable to the RSUs covered by this Agreement will occur, the Corporation may, in its sole discretion, (i) modify this Agreement to impose such restrictions or procedures with respect to the RSUs (whether vested or unvested), the shares issued or issuable pursuant to the RSUs and/or any proceeds or payments from or relating to such shares as it determines to be necessary or appropriate to comply with applicable law or to address, comply with or offset the economic effect to the Corporation of any accounting or administrative matters relating thereto, or (ii) cancel and cause a forfeiture with respect to any unvested RSUs at the time of such determination.

(d)Nothing contained in this Agreement creates or implies an employment contract or term of employment upon which you may rely.
(e)Because this Agreement relates to terms and conditions under which you may be issued shares of Common Stock, an essential term of this Agreement is that it will be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to this Agreement or the RSUs granted hereunder will be brought in the state or federal courts of competent jurisdiction in the State of California.
(f)Notwithstanding anything to the contrary in this Agreement or the applicable Notice of Grant, your RSUs are subject to reduction by the Corporation if you change your employment classification from a full-time employee to a part-time employee.
(g)RSUs are not part of your employment contract (if any) with the Corporation or any Subsidiary, your salary, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.
(h)In consideration of the grant of RSUs, no claim or entitlement to compensation or damages will arise from termination of your RSUs or diminution in value of the RSUs or Common Stock acquired through vested RSUs resulting from termination of your active employment by the Corporation (for any reason whatsoever and whether or not in breach of local labor laws) and you hereby release the Corporation from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then you will be deemed irrevocably to have waived your entitlement to pursue such claim.
(i)Notwithstanding any terms or conditions of the 2006 Plan to the contrary, in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive the RSUs and vest in RSUs under the 2006 Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to sell shares of Common Stock that converted from vested RSUs after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.
(j)Notwithstanding any provision of this Agreement, the Notice of Grant or the 2006 Plan to the contrary, if, at the time of your termination of employment with the Corporation, you are a “specified employee” as defined in Section 409A of the Internal Revenue Code ("Code"), and one or more of the payments or benefits received or to be received by you pursuant to the RSUs would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under the RSUs until the earliest of (A) the date which is six (6) months after your "separation from service” for any reason, other than death or “disability” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of your death or “disability” (as such term is used in Section 409A(a)(2)(C) of the Code) or (C) the effective date of a “change in the ownership or effective control” of the Corporation (as such term is used in Section 409A(a)(2)(A)(v) of the Code). The provisions of this Section 14(e) will only apply to the extent required to avoid your incurrence of any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder. In addition, if any provision of the RSUs would cause you to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Corporation may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
(k)Copies of Intel Corporation's Annual Report to Stockholders for its latest fiscal year and Intel Corporation's latest quarterly report are available, without charge, at the Corporation's business office.
(l)The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding your participation in the 2006 Plan, or his or her acquisition or sale of the underlying shares of Common Stock. You understand and agree that you should consult with your own personal tax, legal and financial advisors regarding your participation in the 2006 Plan before taking any action related to the 2006 Plan.
(m)In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
(n)You acknowledge that a waiver by the Corporation of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this agreement, or of any subsequent breach of this Agreement.
16.Appendix. The RSUs and the shares of Common Stock acquired under the 2006 Plan shall be subject to any special terms and conditions for your country set forth in the Appendix to this Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent that the Corporation determines that application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
17.Imposition of Other Requirements. The Corporation reserves the right to impose other requirements on the RSUs and on any shares of Common Stock acquired upon vesting of the RSUs, to the extent that the Committee determines it is necessary for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
By acknowledging this grant of awards or your acceptance of this Agreement in the manner specified by the administrators, you and Intel Corporation agree that the RSUs identified in your Notice of Grant are governed by the terms of this Agreement, the Notice of Grant and the 2006 Plan. You further acknowledge that you have read and understood the terms of the RSUs set forth in this Agreement, the Grant Notice and the 2006 Plan.

APPENDIX TO THE

INTEL CORPORATION
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms used and not defined in this Appendix will have the meaning given to them in the Restricted Stock Unit Agreement (the “Agreement”) and/or the Intel Corporation 2006 Equity Incentive Plan (the “2006 Plan”), as applicable.
Terms and Conditions
This Appendix, which is part of the Agreement, contains additional or different terms and conditions that govern the RSUs if you are residing and/or employed outside of the United States. The terms and conditions in Part A apply to all participants outside of the United States. The country-specific terms and conditions in Part B apply to participants located in any of the countries listed in Part B.
If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after the RSUs are granted to you or are considered a resident of another country for local law purposes, the Corporation will determine to what extent the terms and conditions herein will apply to you.
Notifications
This Appendix also includes information regarding securities laws and certain other issues of which you should be aware with respect to your participation in the 2006 Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2018. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the 2006 Plan because the information may be out of date at vesting and settlement of the RSUs, upon the subsequent sale of the shares of Common Stock or upon the receipt of any dividends.
In addition, the information is general in nature and may not apply to your particular situation, and the Corporation is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

A.	NON-U.S. PROVISIONS
1.Nature of Grant. The following provision supplements Section 15 of the Restricted Stock Unit Agreement. In accepting the RSUs, you acknowledge, understand and agree that:

(a)the 2006 Plan is established voluntarily by the Corporation, is discretionary in nature and may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted by the 2006 Plan;
(b)the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(c)all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Corporation;
(d)the grant of RSUs and your participation in the 2006 Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Corporation, the Employer, or any parent or Subsidiary and shall not interfere with the ability of the Corporation, the Employer, or any parent or Subsidiary to terminate your employment;
(e)you are voluntarily participating in the 2006 Plan;
(f)the RSUs and the shares of Common Stock subject to the RSUs are not intended to replace any pension rights or compensation;
(g)the RSUs and the shares of Common Stock subject to the RSUs, and the income from and value of the same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(h)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;
(i)notwithstanding any terms or conditions of the 2006 Plan to the contrary, for purposes of your RSUs, your employment will be considered terminated as of the date you are no longer actively providing services to the Corporation or any Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing service or the terms of your service agreement, if any) and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing service or the terms of your service agreement, if any). The Committee (as defined below) shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSU grant (including whether you may still be considered to be providing services while on a leave of absence); and
(j)neither the Corporation nor the Employer nor any parent or Subsidiary will be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the RSUs or the subsequent sale of any shares of Common Stock subject to the RSUs acquired under the 2006 Plan.

2.Language. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other document related to the RSUs translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.
3.Electronic Delivery and Participation. The Corporation may, in its sole discretion, decide to deliver any documents related to RSUs granted under the 2006 Plan or future RSUs that may be granted under the 2006 Plan by electronic means or request your consent to participate in the 2006 Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the 2006 Plan through any on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.
4.Insider Trading Restrictions/Market Abuse Laws. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Common Stock are listed and in applicable jurisdictions, including the United States, your country and the broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., RSUs) or rights links to the value of shares of Common Stock under the 2006 Plan during such times as you considered to have “inside information” regarding the Corporation (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions and that you should speak to your personal advisor on this matter.
5.Exchange Control, Foreign Asset/Account and/or Tax Reporting Requirements. You acknowledge that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect your ability to acquire or hold shares of Common Stock or cash received from participating in the 2006 Plan (including the proceeds from the sale of shares of Common Stock and the receipt of any dividends) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the 2006 Plan to your country within a certain time after receipt. You acknowledge that it is your responsibility to comply with such regulations and that you should speak to your personal advisor on this matter.

B.    COUNTRY-SPECIFIC PROVISIONS
ARGENTINA
Notifications
Securities Law Information. Neither the RSUs nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, “CNV”). The offer is private and not subject to the supervision of any Argentine governmental authority. Neither this nor any other offering material related to the RSUs nor the underlying shares of Common Stock may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire RSUs under the 2006 Plan do so according to the terms of a private offering made from outside Argentina.
AUSTRALIA
Terms and Conditions
Australian Offer Document. Additional details regarding the offer of the RSUs are set forth in the Offer to Australian Resident Employees.
Tax Information. The 2006 Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
BRAZIL
Terms and Conditions
Compliance with the Law. By accepting the RSUs, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes.
Nature of Grant. This provision supplements Section 15 of the Agreement and Section 1 of Part A of this Appendix:
By accepting the RSUs, you agree that (i) you are making an investment decision, (ii) the RSUs will vest only if the vesting conditions are met, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease over the vesting period without compensation to you.
CANADA
Terms and Conditions
Termination. The following provision replaces Section 15(i) of the Agreement and Section 1(i) of Part A of this Appendix:
Notwithstanding any terms or conditions of the 2006 Plan to the contrary, for purposes of your RSUs, your employment will be considered terminated the earliest of: (a) the date that your employment or service relationship with the Corporation and its Subsidiaries is terminated; (b) the date that you receive notice of termination of your employment or service relationship with the Corporation and its Subsidiaries, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where you are employed or providing services or the terms of your employment agreement, if any; and (c) the date that you are no longer actively providing services to the Corporation and its Subsidiaries. The Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSU grant (including whether you may still be considered to be providing services while on a leave of absence).
The following terms and conditions apply to employees resident in Quebec:
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue. Les parties reconnaissent avoir expressement souhaité que la convention « Agreement » ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. You hereby authorize the Corporation and the Corporation’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the 2006 Plan. You further authorize the Corporation, any Subsidiary, the Committee, as well as a third party stock plan service provider, to disclose and discuss the 2006 Plan with their advisors and to record all relevant information and keep such information in your employee file.
Notifications
Securities Law Information. You are permitted to sell or dispose of shares of Common Stock acquired under the 2006 Plan through E*Trade (or such other broker designated under the 2006 Plan), provided that the sale or disposal takes place outside of Canada on the facilities of a stock exchange on which the shares of Common Stock are traded (i.e., the Nasdaq).
CHILE
Notifications
Securities Law Information. The offer of RSUs constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of RSUs is made subject to general ruling N° 336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the Securities Registry or at the Foreign Securities Registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the RSUs are not registered in Chile, the Corporation is not required to provide public information about the RSUs or the shares of Common Stock in Chile. Unless the RSUs and/or the shares of Common Stock are registered with the CMF, a public offering of such securities cannot be made in Chile.

Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de RSU se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los RSU de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los RSU o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
CHINA
Terms and Conditions
Sale of Shares of Common Stock. If you are employed in and a citizen of the People’s Republic of China, you authorize the Corporation to instruct E*Trade, or any successor plan administrator, to sell all of your shares of Common Stock that are issued under the RSUs, and are in your brokerage account established with E*Trade, or any successor plan administrator on the 90th day following your termination of employment or as soon as administratively feasible after the 90th day, including termination of employment due to death, Disablement or Retirement, or such other time as the Corporation determines is necessary or advisable to facilitate compliance with local exchange control requirements. The shares may be sold as part of a block trade with other participants in which all participants receive an average price.
Exchange Control Information and Consent. You understand and agree that, due to exchange control laws in China, you will be required to immediately repatriate to China any funds (e.g., proceeds from the sale of shares of Common Stock) received pursuant to the RSUs. You further understand that such repatriation of the funds may need to be effected through a special exchange control account established by the Corporation or a Subsidiary. You hereby consent and agree that any funds received pursuant to the RSUs may be transferred to such special account prior to being delivered to your personal account. You also understand that the Corporation will deliver the funds to you as soon as possible, but there may be delays in distributing the funds to you due to exchange control requirements in China. Funds may be paid to you in U.S. Dollars or local currency at the Corporation’s discretion. If the funds are paid to you in U.S. Dollars, you will be required to set up a U.S. Dollar bank account in China so that the funds may be deposited into this account. If the funds are paid to you in local currency, the Corporation is under no obligation to secure any particular exchange conversion rate and the Corporation may face delays in converting the funds to local currency due to exchange control restrictions. You further agree to comply with any other requirements that may be imposed by the Corporation in the future in order to facilitate compliance with exchange control requirements in China.
COLOMBIA
Terms and Conditions
Nature of Grant. This provision supplements Section 15 of the Agreement and Section 1 of Part A of this Appendix:

You acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the RSUs and related benefits do not constitute a component of your “salary” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
Notifications
Securities Law Information. The shares of Common Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities in Colombia.
DENMARK
Terms and Conditions
Stock Option Act. You acknowledge that you have received an Employer Statement in Danish (attached at the end of this section) which sets forth additional terms of the RSUs, to the extent that the Danish Stock Option Act applies to the RSUs.
INTEL CORPORATION
2006 EQUITY INCENTIVE PLAN

EMPLOYER STATEMENT
Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding the Intel Corporation (the “Corporation”) 2006 Equity Incentive Plan, as amended (the “Plan”) in a separate written statement.
This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of restricted stock units (“RSUs”) are described in detail in the Plan, the Plan prospectus and the Restricted Stock Unit Agreement (the “Agreement”), which have been made available to you. In the event of a conflict between a provision contained in this Employer Statement and provisions contained in the Plan Documents, this Employer Statement shall prevail. Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Plan or the Agreement.
It is stated in Section 1 of the Stock Option Act that the Stock Option Act only applies to employees. Employees are defined in Section 2 of the Stock Option Act as persons who receive remuneration for their personal services in an employment relationship. Persons, including managers, who are not regarded as employees under the Stock Option Act, will not be subject to the Stock Option Act.

ARBEJDSGIVERERKLÆRING
I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om den for Intel Corporation (“Selskabet”) gældende 2006 Equity Incentive Plan, med senere ændringer (“Planen”).
Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, mens de øvrige vilkår og betingelser for din tildeling af “restricted stock units” (“RSU’er”) er nærmere beskrevet i Planen, i prospektet og i Restricted Stock Unit Agreement (“Aftalen”), som du har fået udleveret. I tilfælde af uoverensstemmelser mellem en bestemmelse i denne Arbejdsgivererklæring og bestemmelserne i Plandokumenterne har denne Arbejdsgivererklæring forrang. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har samme betydning som i Planen eller Aftalen.
Det fremgår af Aktieoptionslovens § 1, at loven kun gælder for lønmodtagere. Lønmodtagere er defineret i Aktieoptionslovens § 2 som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Personer, herunder ledere, som ikke anses for at være lønmodtagere i Aktieoptionslovens forstand, er ikke omfattet af Aktieoptionsloven.

If you are not an employee within the meaning of the Stock Option Act, the Company has no obligation to issue an employer information statement to you and you will not be able to rely on this statement for legal purposes.

 Hvis du ikke er lønmodtager i Aktieoptionslovens forstand, er Selskabet derfor ikke forpligtet til at udstede en arbejdsgivererklæring til dig, og du vil ikke i juridisk henseende kunne henholde dig til denne arbejdsgivererklæring.

1.
Grant Date of RSUs
The Grant Date of your RSUs is the date that the Board of Directors (the “Board”) or the compensation committee of the Board of Directors of the Company (the “Committee”), or a delegate of the Board or the Committee, approved a grant for you.

1.
Tildelingstidspunktet for RSU’er
Tildelingstidspunktet for dine RSU'er er den dato, hvor Selskabets bestyrelse ("Bestyrelsen") eller bestyrelsens vederlagsudvalg (“Udvalget”) eller en repræsentant fra Bestyrelsen eller Udvalget godkendte din tildeling og besluttede, at den skulle træde i kraft.

2.
Terms or Conditions for RSU Grant
The grant of RSUs under the Plan is made at the sole discretion of the Board or the Committee. The Committee has very broad powers to determine who will receive awards and when, and to set the terms of awards. The Company may decide, in its sole discretion, not to make any grants of RSUs or other awards to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future RSUs.

2.
Kriterier og betingelser for tildelingen af RSU’er
Tildelingen af RSU’er i henhold til Planen sker alene efter Bestyrelsens eller Udvalgets skøn. Udvalget har meget vide beføjelser til at bestemme, hvem der skal modtage tildelinger og hvornår, og til at fastsætte betingelserne herfor. Selskabet kan frit vælge fremover ikke at give dig nogen RSU’er eller andre tildelinger. I henhold til Planen og Aftalen har du hverken ret til eller krav på fremover at modtage RSU’er.

3.
Vesting Period
Your RSUs shall vest over a period of time (“vesting period”), provided you remain employed by or in the service of the Company or an affiliate and any performance or other vesting conditions set forth in the Plan and the Agreement are satisfied, unless the RSUs are vested or terminated earlier for the reasons set forth in the Plan and the Agreement and subject to Section 5 of this statement. Your RSUs shall be converted into an equivalent number of shares of Common Stock of the Company upon each applicable vesting date.

3.
Modningsperiode
Dine RSU’er modnes over en periode (“modningsperioden”), forudsat at du fortsat er ansat i eller arbejder for Selskabet eller et associeret selskab, og forudsat at alle de i Planen og Aftalen beskrevne performance- og modningsbetingelser er opfyldt, medmindre RSU’erne modnes eller bortfalder på et tidligere tidspunkt som følge af de i Planen og Aftalen anførte årsager og med forbehold for pkt. 5 i denne erklæring.  Dine RSU’er vil på hver af de pågældende modningstidspunkter blive konverteret til et tilsvarende antal ordinære aktier i Selskabet.

4. Exercise Price No exercise price is payable upon the conversion of your RSUs into shares in accordance with the vesting and settlement schedule described in the Agreement.	4. Udnyttelseskurs Der skal ikke betales nogen udnyttelseskurs i forbindelse med konverteringen af dine RSU’er til aktier i overensstemmelse med den i Aftalen beskrevne modningsplan.
5.
Your Rights upon Termination of Employment
Pursuant to the Stock Option Act, the treatment of your RSUs upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Plan and the Agreement are more favorable to you than Sections 4 and 5 of the Stock Option Act. If the terms contained in the Plan and the Agreement are more favorable to you, then such terms will govern the treatment of your RSUs upon termination of employment.

5.
Din retsstilling i forbindelse med fratræden
I henhold til Aktieoptionsloven vil dine RSU’er i tilfælde af din fratræden blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre bestemmelserne i Planen og Aftalen er mere fordelagtige for dig end Aktieoptionslovens §§ 4 og 5. Hvis bestemmelserne i Planen og Aftalen er mere fordelagtige for dig, vil det være disse bestemmelser, der er gældende for, hvordan dine RSU’er behandles i forbindelse med din fratræden.

6.
Financial Aspects of Participating in the Plan
The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.
Shares in the capital of a company are financial instruments and investing in shares will always have financial risk. The possibility of profit when you sell your shares will depend not only on the Company’s financial performance, but also on the general performance of the stock market, among other factors. Accordingly, there can be no assurance that the trading price of the shares will not decrease in the future, including below any applicable exercise price.
Intel Corporation

6.
Økonomiske aspekter ved at deltage i Planen
Tildelingen af RSU’er har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSU’erne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige vederlag beregnet på baggrund af lønnen.
Aktier i en virksomhed er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for at opnå en gevinst, når du sælger dine aktier, afhænger ikke kun af Selskabets økonomiske resultater, men blandt andet også af den generelle udvikling på aktiemarkedet. Der kan således ikke gives nogen garanti for, at handelskursen for aktierne ikke vil kunne falde, endda til under den til enhver tid gældende udnyttelseskurs.
Intel Corporation

FRANCE
Terms and Conditions
Type of Grant. The RSUs are granted as “French-qualified” RSUs and are intended to qualify for the specific tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended. The RSUs are granted subject to the terms and conditions of the French subplan to the 2006 Plan, effective as of August 1, 2017 (the “Amended French Subplan”).
Minimum Mandatory Holding Period. You may not sell or transfer any shares of Common Stock issued at vesting until the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to shares of Common Stock underlying French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the favorable tax and social security regime in France.
Consent to Receive Information in English. By accepting the RSUs, you confirm having read and understood the 2006 Plan and Agreement which were provided in the English language. You accept the terms of those documents accordingly.
Consentement Relatif à l’ Utilisation de la Langue Anglaise. En acceptant l’ attribution («RSUs»), vous confirmez avoir lu et compris le 2006 Plan et le Contrat d'Attribution («Agreement»), qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.
HONG KONG
Terms and Conditions
Vesting of RSUs. The following provision supplements Section 3 of the Agreement:

Shares of Common Stock acquired pursuant to the RSUs are accepted as a personal investment. If, for any reason, shares of Common Stock are issued to you within six months of the Grant Date, you agree that you will not offer to the public or otherwise dispose of any such share of Common Stock prior to the six-month anniversary of the Grant Date.
Notifications
Securities Law Information. WARNING: The RSUs and the shares of Common Stock subject to the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Corporation and its Subsidiaries. The 2006 Plan, the Agreement, including this Appendix, and other incidental communication materials related to the RSUs have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong, and the documents have not been reviewed by any regulatory authority in Hong Kong. The 2006 Plan, the Agreement, including this Appendix, and the incidental communication materials are intended only for your personal use and not for distribution to any other persons. If you have any questions or concerns about any of the contents of the 2006 Plan, the Agreement or any other incidental communication materials, you should obtain independent professional advice.
INDONESIA
Terms and Conditions
Language Consent and Notification. A translation of the documents relating to this grant into Bahasa Indonesia can be provided to you upon request. By accepting the RSUs, you (i) confirm having read and understood the documents relating to this grant (i.e., the 2006 Plan and the Agreement) which were provided in the English language, (ii) accept the terms of those documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan dan Pemberitahuan Bahasa. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada. Dengan menekan tombol “Saya menerima” atau dengan menandatangani dan mengembalikan dokumen ini (yaitu, 2006 Program dan Perjanjian) yang memuat syarat dan ketentuan pemberian anda, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
ITALY
Terms and Conditions
Plan Document Acknowledgment.  By accepting the RSUs, you acknowledge that you have received a copy of the 2006 Plan, the Agreement and the Notice of Grant and have reviewed the

2006 Plan, the Agreement, including this Appendix, and the Notice of Grant in their entirety and fully understand and accept all provisions of the 2006 Plan, the Agreement, including this Appendix, and the Notice of Grant.
You further acknowledge that you have read and specifically and expressly approve the following provisions of the Agreement: (i) Suspension or Termination for Misconduct; (ii) Termination of Employment; (iii) Tax Withholding; (iv) Rights as a Stockholder; (v) the 2006 Plan and Other Terms; (vi) Data Privacy; and (v) the Nature of Grant Section in this Appendix.
MEXICO
TERMS AND CONDITIONS
Plan Document Acknowledgement. By accepting the RSUs, you acknowledge that you have received a copy of the 2006 Plan, the Notice of Grant, and the Agreement, including this Appendix, which you have reviewed. You acknowledge further that you accept all the provisions of the 2006 Plan, the Notice of Grant, and the Agreement, including this Appendix. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 15 of the Agreement and Section 1 of Part A of this Appendix, which clearly provides as follows:
(1)    Your participation in the 2006 Plan does not constitute an acquired right;

(2)	The 2006 Plan and your participation in it are offered by the Corporation on a wholly discretionary basis;
(3)    Your participation in the 2006 Plan is voluntary; and

(4)	None of the Corporation, the Employer or any Subsidiary is responsible for any decrease in the value of any shares of Common Stock acquired at vesting of the RSUs.
Labor Law Policy and Acknowledgment. This provision supplements Section 15 of the Agreement and Section 1 of Part A of this Appendix:
By accepting the RSUs, you expressly recognize that the Corporation, with its principal operating offices at 2200 Mission College Boulevard, Santa Clara, California 95054 U.S.A., is solely responsible for the administration of the 2006 Plan and that your participation in the 2006 Plan and acquisition of shares of Common Stock under the 2006 Plan do not constitute an employment relationship between you and the Corporation since you are participating in the 2006 Plan on a wholly commercial basis and your sole employer is a Mexican legal entity that employs you and to which you are subordinated (i.e., the Employer). Based on the foregoing, you expressly recognize that the 2006 Plan and the benefits that you may derive from participating in the 2006 Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer and any modification of the 2006 Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the 2006 Plan is as a result of a unilateral and discretionary decision of the Corporation; therefore, the Corporation reserves the absolute right to amend and/or discontinue your participation in the 2006 Plan at any time without any liability to you.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Corporation for any compensation or damages regarding any provision of the 2006 Plan or the benefits derived under the 2006 Plan, and you therefore grant a full and broad release to the Corporation, and its Subsidiaries, affiliates, branches, representation offices, shareholders, trustees, directors, officers, employees, agents, or legal representatives with respect to any such claim that may arise.
Reconocimiento de Documento. Al aceptar el Premio, Usted reconoce que ha recibido una copia del 2006 Plan, incluyendo este Apéndice por país, mismos que ha revisado.  Usted reconoce, además, que acepta todas las disposiciones del 2006 Plan, el Convenio, incluyendo este Apéndice.  Usted también reconoce que ha leído y que específicamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 15 del Convenio y la Sección 2 de la Parte A de este Apéndice:
(1)    Su participación en el 2006 Plan no constituye un derecho adquirido;

(2)	El 2006 Plan y su participación en el 2006 Plan se ofrecen por la Compañía de manera totalmente discrecional;
(3)    Su participación en el 2006 Plan es voluntaria; y

(4)
Ninguna de las empresas subsidiarias de la Compañía ni su Patrón son responsables de ninguna disminución en el valor de las Acciones adquiridas al momento de tener el derecho respecto a las Unidades de Acciones Restringidas.

Política Laboral y Reconocimiento. Esta disposición suplementa la Sección 15 del Convenio y la Sección 2 de la Parte A de este Apéndice:
Al aceptar el Premio, Usted expresamente reconoce que la Compañía, con domicilio de operaciones ubicado en 2200 Mission College Boulevard, Santa Clara, California 95054 U.S.A, es el único responsable de la administración del 2006 Plan y que su participación en el 2006 Plan y la adquisición de Acciones no constituyen una relación de trabajo entre Usted y la Compañía, ya que Usted participa en el 2006 Plan de una manera totalmente comercial y su único Patrón es  una empresa Mexicana a quien se encuentra subordinado.  Derivado de lo anterior, Usted expresamente reconoce que el 2006 Plan y los beneficios que le pudieran derivar de la participación en el 2006 Plan no establecen derecho alguno entre Usted y su Patrón y no forman parte de las condiciones de trabajo y/o las prestaciones otorgadas por el Patrón  y que cualquier modificación al Plan o su terminación no constituye un cambio o menoscabo de los términos y condiciones de su relación de trabajo.
Asimismo, Usted reconoce que su participación en el 2006 Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar su participación en cualquier momento y sin responsabilidad alguna frente Usted.
Finalmente, Usted por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición del 2006 Plan o de los beneficios derivados del 2006 Plan y, por lo tanto, otorga el más amplio finiquito que en derecho proceda a favor de la Compañía, y sus afiliadas, sucursales, oficinas de representación, accionistas, fiduciarios, directores, funcionarios, empleados, agentes o representantes legales en relación con cualquier demanda o reclamación que pudiera surgir.
PHILIPPINES
Notifications
Securities Law Information. The grant of the RSUs, is being made pursuant to an exemption from registration under Section 10.2 of the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission.
The risks of participating in the 2006 Plan include (without limitation) the risk of fluctuation in the price of the Common Stock on the Nasdaq and the risk of currency fluctuations between the U.S. Dollar and your local currency.  The value of any shares of Common Stock you may acquire under the 2006 Plan may decrease below the value of the shares of Common Stock at vesting and fluctuations in foreign exchange rates between your local currency and the U.S. Dollar may affect the value any amounts due to you pursuant to the subsequent sale of any shares of Common Stock acquired upon vesting.  The Corporation is not making any representations, projections or assurances about the value of the shares of Common Stock now or in the future.
For further information on risk factors impacting the Corporation’s business that may affect the value of the shares of Common Stock, you may refer to the risk factors discussion in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov/, as well as on the Corporation’s website at https://www.intc.com/investor-relations/default.aspx.  In addition, you may receive, free of charge, a copy of the Corporation’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Corporation’s stockholders by contacting Investor Relations at Intel Corporation 2200 Mission College Boulevard, Santa Clara, California 95054 U.S.A.
You acknowledge that you are permitted to sell shares of Common Stock acquired under the 2006 Plan through the designated broker appointed by the Corporation (or such other broker to whom you transfer your shares of Common Stock), provided that such sale takes place outside of the Philippines through the facilities of the Nasdaq on which the shares are listed.
PORTUGAL
Terms and Conditions
Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the 2006 Plan and the Agreement.
Consentimento de Lingua Inglesa.  O beneficiário pelo presente declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e totalmente aceitou e concordou com os termos e condições estabelecidas no 2006 Plano e no Acordo.
ROMANIA
Terms and Conditions
Language Consent. By accepting the grant of RSUs, you acknowledge that you are proficient in reading and understanding English, and have read and acknowledge that you have fully understood the terms of the documents related to the grant (the Notice of Grant, the Agreement and the 2006 Plan), which were provided in the English language. You accept the terms of these documents accordingly.
Consimtamant cu privire la limba. Prin acceptarea acordarii de RSU-uri, confirmati ca aveti un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, si ati citit si confirmati ca ati inteles pe deplin termenii documentelor referitoare la acordare (anuntul, Acordul si 2006 Planul), care au fost furnizate in limba engleza. Acceptati termenii acestor documente in consecinta.
RUSSIA
Notifications
Securities Law Information. This Appendix, the Notice of Grant, the Agreement, the 2006 Plan and all other materials that you may receive regarding the 2006 Plan, do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the 2006 Plan has not and will not be registered in Russia; hence, the securities described in any 2006 Plan-related documents may not be used for offering or public circulation in Russia.
SAUDI ARABIA
Notifications
Securities Law Information. The Agreement may not be distributed in the Kingdom of Saudi Arabia except to such individuals as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. You should conduct your own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of the Agreement you should consult an authorized financial adviser.
SINGAPORE
Terms and Conditions
Sale Restriction. The grant of RSUs and the issuance of shares of Common Stock under the 2006

Plan (if any) are being made in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The 2006 Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the RSUs are subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of the shares of Common Stock in Singapore or (ii) any offer of such subsequent sale of the shares of Common Stock subject to the RSUs in Singapore, unless such sale or offer in is made (i) after six months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
SOUTH AFRICA
Terms and Conditions
Tax Withholding. The following provisions supplements Section 10 of the Agreement:
By accepting the RSUs, you agree to notify the Employer of the amount of any gain realized when the RSUs vests and shares of Common Stock are issued to you. If you fail to advise the Employer of the gain realized when the RSUs vests and shares of Common Stock are issued, you may be liable for a fine.
SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 15 of the Agreement and Section 2 of Part A of this Appendix:
In accepting the RSUs, you consent to participation in the 2006 Plan and acknowledge that you have received a copy of the 2006 Plan.
You understand that the Corporation has unilaterally, gratuitously and discretionally decided to grant RSUs under the 2006 Plan to individuals who may be employees of the Corporation or its Subsidiaries throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Corporation or any of its Subsidiaries other than as expressly set forth in the 2006 Plan and the Agreement. Consequently, you understand that the RSUs are granted on the assumption and condition that the RSUs and any shares of Common Stock issued upon vesting of the RSUs are not a part of any employment contract (either with the Corporation or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Further, you understand and agree that, unless otherwise expressly provided for by the Corporation or set forth in the Agreement, the RSUs will be cancelled without entitlement to any shares of Common Stock if your employment is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Corporation, in its sole discretion, shall determine the date when your employment has terminated for purposes of the RSUs.
In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
SWITZERLAND
Notifications
Securities Law Information. The RSUs are not intended to be publicly offered in or from Switzerland. Because the offer of RSUs is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the RSUs constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSUs may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing materials relating to the RSUs has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).
TAIWAN
Notifications
Securities Law Information. The offer of participation in the 2006 Plan is available only for employees of the Corporation and its Subsidiaries. The offer of participation in the 2006 Plan is not a public offer of securities by a Taiwanese company.
TURKEY
Notifications
Securities Law Information. Turkish residents are not permitted to sell shares of Common Stock acquired under the 2006 Plan in Turkey. The shares of Common Stock are currently traded on the Nasdaq, which is located outside of Turkey, under the ticker symbol “INTC” and the shares of Common Stock may be sold through this exchange.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. The offer of the RSUs is available only for select employees of the Corporation and its Subsidiaries and is in the nature of providing employees incentives in the United

Arab Emirates. The 2006 Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective acquirers of securities should conduct their own due diligence.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the 2006 Plan and the Agreement, or any other incidental communication materials distributed in connection with the RSUs. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the 2006 Plan and the Agreement should obtain independent professional advice.
UNITED KINGDOM
Terms and Conditions
Tax Withholding. The following provisions supplements Section 10 of the Agreement:
Without limitation to Section 10 of the Restricted Stock Unit Agreement, you agree that you are liable for all taxes and hereby covenant to pay all such taxes, as and when requested by the Corporation or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Corporation and the Employer against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Corporation for the amount of any taxes not collected from or paid by you, if the indemnification could be considered to be a loan. In this case, the taxes not collected or paid within 90 days of the end of the U.K. tax year in which the event giving rise to the taxes occurs may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Corporation and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit.
VIETNAM
Terms and Conditions
Settlement and Sale of Shares of Common Stock. Due to local regulatory requirements, the Corporation may require you to sell any shares of Common Stock issued to you within 90 days of your termination of employment, death, Disablement and/or Retirement. You agree that the Corporation is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Common Stock (on your behalf pursuant to this authorization), after your termination of employment, death, Disablement and/or Retirement, and you expressly authorize the Corporation’s designated broker to complete the sale of such shares of Common Stock. You acknowledge that the Corporation’s designated broker is under no obligation to arrange for the sale of shares of Common Stock at any particular price. Upon the sale of shares of Common Stock, the Corporation agrees to pay you the cash proceeds from the sale of shares of Common Stock, less any brokerage fees or commissions and subject to any obligation to satisfy tax related obligations. You acknowledge that you are not aware of any material non-public information with respect to the Corporation or any securities of the Corporation as of the date of the Agreement.
Termination of Employment. The second paragraph of Section 6 of the Agreement (pertaining to being rehired within 60 days of termination) does not apply to you.
Exchange Control Information and Consent. All cash proceeds from the sale of shares of Common Stock as described above must be immediately repatriated to Vietnam. You understand that, under local law, such repatriation of the proceeds will be effectuated through a special exchange control account established by the Corporation or a Subsidiary, and you hereby consent and agree that any proceeds received in connection with the 2006 Plan will be transferred to such special account prior to being delivered to you. You agree to bear any currency fluctuation risk between the date the RSUs vest and the shares of Common Stock are sold and the time that (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities, and (ii) net proceeds are converted to local currency and distributed to you. You acknowledge that the Corporation and any Subsidiary cannot be held liable for any delay in delivering the proceeds to you. You agree to sign any agreements, forms and/or consents that may be reasonably requested by the Corporation (or the Corporation’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. Finally, you agree to comply with any other requirements that may be imposed by the Corporation in the future in order to facilitate compliance with exchange control requirements in Vietnam.